Exhibit 99.1

WABCO Reports Q1 2012 Results; Continues to Outperform an Uncertain Global Market; Delivers Record Performance Operating Margin at 13.9%; Maintains Guidance for 2012

•	Q1 2012 sales of $657 million, up 0.5 percent in local currencies and down 3.1 percent on a U.S. GAAP basis from a year ago

•	Q1 2012 operating margin of 13.9 percent on a performance basis, up from 13.3 percent a year ago; operating margin of 13.6 percent on a U.S. GAAP basis, up from 13.0 percent a year ago

•	Q1 2012 diluted EPS of $1.17 on a performance basis, up from $1.12 a year ago; diluted EPS of $1.34 on a U.S. GAAP basis, down from $1.66 a year ago

•

In Q1 2012, WABCO generated $94.3 million in net cash from operating activities and $78.8 million of free cash flow, excluding payments of $3.4 million for streamlining and separation activities, resulting in a conversion rate of 102 percent of performance net income attributable to the company

•

Maintains previously disclosed guidance for full year 2012 sales growth to range between negative 2 percent and positive 3 percent in local currencies, full year 2012 diluted EPS on a performance basis from $4.30 to $4.80 and full year 2012 diluted EPS on a U.S. GAAP basis from $4.32 to $4.82

BRUSSELS, Belgium, April 26, 2012 – WABCO Holdings Inc. (NYSE: WBC), a global technology leader and tier-one supplier to the commercial vehicle industry, today reported Q1 2012 sales of $657 million, up 0.5 percent in local currencies from a year ago and down 3.1 percent on a U.S. GAAP basis, reflecting expected market slowdown.

“As anticipated, Q1 2012 sets the stage for 2012 as a year of transition involving global market slowdown and uncertainty. We grew sales by half a percent in local currencies, in spite of a year-on-year contraction of 3 percent in new truck and bus builds in Europe, our largest market,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer. “Nonetheless, in Q1 2012 we delivered performance operating margin at 13.9 percent, an all-time quarterly record and yet another mark of WABCO’s continued ability to deliver superior profitability.”

“WABCO’s first quarter results are in line with our ability to outperform the overall market by increasing adoption of our breakthrough technologies, resulting in higher value of WABCO content per vehicle, while also continuously delivering robust productivity gains worldwide,” said Esculier. “In addition, we generated $159.4 million in aftermarket revenues in Q1 2012, a new quarterly record excluding foreign currency translation effects, and further testimony to the continued success of our aftermarket strategies initiated several years ago.”

WABCO reported Q1 2012 performance operating income of $91.3 million, up from $90.2 million a year ago, while operating income was $89.5 million on a U.S. GAAP basis, up from $88.1 million a year ago.

WABCO reported Q1 2012 performance operating margin of 13.9 percent, up from 13.3 percent a year ago, and operating margin was 13.6 percent on a U.S. GAAP basis, up from 13.0 percent a year ago.

WABCO reported Q1 2012 performance net income attributable to the company of $77.4 million or $1.17 per diluted share, up from $77.0 million or $1.12 per diluted share a year ago, and Q1 2012 U.S. GAAP net income attributable to the company of $89.2 million or $1.34 per diluted share, down from $114.7 million or $1.66 per diluted share a year ago. Q1 2012 U.S. GAAP net income attributable to the company of $89.2 million includes the release of a tax reserve in the amount of $13.6 million which was established in Q4 2011 in accordance with U.S. GAAP requirements.

WABCO generated $94.3 million in net cash from operating activities in Q1 2012, resulting in free cash flow of $75.4 million. Excluding payments of $3.4 million for streamlining and separation activities, free cash flow was $78.8 million, which is a conversion rate of 102 percent of performance net income attributable to the company.

“Q1 2012 marks another consecutive quarter of superior results in profitability and demonstrates once again how WABCO consistently and efficiently flexes with changes in market demand to sustain outstanding value for our shareowners,” said Esculier. “During the first quarter, among other achievements, WABCO succeeded in converting 102 percent of performance net income into free cash flow.”

“WABCO’s Operating System, one of our industry’s most advanced management environments, continued to enable fast and flexible responses to major market changes. It generated $15.6 million of materials and conversion productivity in Q1 2012, another robust result. Gross materials productivity represented 5.1 percent of total materials cost but, as expected, the impact of commodity inflation reduced net materials productivity to 3.9 percent,” said Esculier. “Q1 2012 was also another strong quarter throughout our organization for conversion productivity, which we delivered at 5.5 percent, marking further achievement as we continually flexed capacity to satisfy changes in market demand.”

Since the initiation of WABCO’s share buyback program in June 2011, the company has repurchased 4.4 million shares for $229.6 million in open market transactions while maintaining a strong balance sheet with a positive net cash position of $60.1 million as of March 31, 2012.

Recent Highlights

On April 18, 2012, WABCO reported that from Q2 2011 to Q1 2012 the company has entered into contracts with customers globally totaling $570 million of expected cumulative incremental business from 2012 through 2016. These contracts represent new incremental business for the five-year period, separate from replacement and renewal of existing contracts. It comprises orders mostly for WABCO technologies for air management, braking systems and vehicle dynamics systems on commercial vehicles. This new business further supports that WABCO’s sales growth from 2012 through 2016 is expected to outperform market growth of global truck and bus production by a compound annual growth rate (CAGR) of 8 to 10 percent, as disclosed a year ago.

In Q1 2012, WABCO announced that it has entered into a long term agreement with a global manufacturer of commercial vehicles to supply the vehicle maker’s European operations with WABCO’s breakthrough OnGuardPLUS™ technology, an advanced emergency braking system (AEBS). It marks the first adoption of OnGuardPLUS technology in Europe. Series production is expected to begin in the third quarter of 2013 and WABCO expects to furnish more than 50,000 OnGuardPLUS systems annually. OnGuardPLUS is the commercial vehicle industry’s first system in compliance with the European Union’s expected regulation to make AEBS mandatory on new heavy commercial vehicles from November 2013. AEBS is also expected to become mandatory in up to 29 other countries worldwide. OnGuardPLUS warns the driver, autonomously brakes, and can bring the vehicle to a complete stop.

WABCO disclosed in Q1 2012 that it has entered into a new long term agreement with a global truck manufacturer headquartered in the United States to supply innovative twin-cylinder air compression technology to equip diesel engines for premium heavy duty trucks in series production in the U.S. WABCO supplies this major globally operating customer from WABCO Compressor Manufacturing located in Charleston, South Carolina. This new agreement marks WABCO’s third major customer based in the U.S. that is furnished with WABCO’s industry-leading air compression technology from its factory in Charleston.

WABCO announced in April 2012 that it won top supplier awards in China from 8 leading commercial vehicle manufacturers for the company’s superlative performance during 2011. This record achievement is recognition by 8 major Chinese customers that honored WABCO with 11 awards for excellence, innovation and quality: China National Heavy Duty Truck Group; CNHTC Jinan Commercial Vehicle division; CNHTC Power business unit; China FAW Group; Dongfeng Commercial Vehicle; Dongfeng Liuzhou Motor; Beiqi Foton Motor; Yutong Bus, the world’s largest bus manufacturer; Baotou Bei Ben Heavy Duty Truck; Higer Bus; and C&C Trucks.

In Q1 2012, WABCO announced that its joint-venture factory in Charleston, South Carolina, has recently produced its two-millionth high performance air compressor. WABCO Compressor Manufacturing is majority owned by WABCO in partnership with Cummins Inc. It supplies five Cummins factories as well as the Cummins Product Distribution Center in North America and exports to eight other Cummins facilities worldwide. Cummins Inc. is a global power leader through its engines and related technologies that serve customers in approximately 190 countries. WABCO has a long-term supply agreement with Cummins to furnish air compressors for applications in trucks, buses and industrial equipment worldwide. WABCO in South Carolina also supplies several other globally operating manufacturers of diesel engines and commercial vehicles.

WABCO also reported in Q1 2012 that its Reman Solutions unit has entered into an agreement with a globally operating automaker headquartered in the United States to remanufacture air conditioning compressors at WABCO’s facility in Rochester Hills, Michigan. The company also announced that WABCO Reman Solutions has achieved International Organization for Standardization (ISO) certifications – ISO/TS 16949 and ISO 14001:2004 – for successfully developing standardized quality and environmental management systems at its remanufacturing facilities in Rochester Hills, Michigan, and Stanowice, Poland.

Full Year 2012 Guidance

WABCO reiterates its previously disclosed guidance for 2012 which includes estimated 2012 sales growth to range between negative 2 percent and positive 3 percent in local currencies, performance operating margin to range from 12.8 to 13.8 percent, and operating margin on a U.S. GAAP basis to range from 12.3 to 13.3 percent, resulting in diluted earnings per share on a performance basis from $4.30 to $4.80, and diluted earnings per share on a U.S. GAAP basis from $4.32 to $4.82.

WABCO reiterates that it expects to convert between 80 and 90 percent of its net income attributable to the company into free cash flow, excluding payments associated with streamlining and separation activities.

“WABCO’s three-pillar strategy – technology leadership, globalization and excellence in execution – continues to fuel the future success of WABCO,” said Esculier. “We expect that 2012 will further anchor our prospects for long term growth in China, India and Brazil where WABCO continues its ability to increase content per vehicle, and we remain fully prepared to continue to outperform the market globally in 2012.”

Conference Call

WABCO Chairman and Chief Executive Officer Jacques Esculier and Chief Financial Officer Ulrich Michel will discuss WABCO’s results and outlook on a conference call at 9 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q1 2012 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on April 26 until midnight May 26, 2012. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Pass code is 64945738.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles. For over 140 years, WABCO has pioneered breakthrough electronic, mechanical and mechatronic technologies for braking, stability and transmission automation systems supplied to the world’s leading commercial truck, trailer and bus manufacturers. With sales of $2.8 billion in 2011, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q1 2012 results, several tables follow this news release. Sales excluding the effects of foreign exchange, incremental gross and operating margin and EBIT are non-GAAP financial measures. Additionally, operating income, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation and streamlining items, and discrete and other one-time tax items, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Consolidated Statements of Income

•	Condensed Consolidated Balance Sheet

•	Consolidated Statement of Cash Flows

•	Q1 2012 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2012 Guidance

Media, investors and analysts contact

Jason Campbell, +1 732 369 7477, jason.campbell@wabco-auto.com

WABCO HOLDINGS INC.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
	2012	2011
(Amounts in millions, except share data)
Sales	$657.3	$678.2
Cost of sales	461.2	481.9

Gross profit	196.1	196.3
Costs and expenses:
Selling and administrative expenses	79.1	81.8
Product engineering expenses	26.1	24.4
Other operating expense, net	1.4	2.0

Operating income	89.5	88.1

Equity income of unconsolidated joint ventures, net	4.9	4.7
Other non-operating expense, net	(0.7)	(0.3)
Indemnification and other settlements	—	23.1
Interest expense, net	(0.3)	(0.5)

Income before income taxes	93.4	115.1

Income tax expense	1.4	(3.2)

Net income	92.0	118.3

Less: Net income attributable to noncontrolling interest	2.8	3.6

Net income attributable to company	$89.2	$114.7

Net income attributable to company per common share
Basic	$1.38	$1.71
Diluted	$1.34	$1.66

Weighted average common shares outstanding
Basic	64,648,494	66,905,085
Diluted	66,399,459	68,993,313

WABCO HOLDINGS INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(Amounts in millions)	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$132.4	$102.4
Accounts receivable, less allowance for doubtful accounts: $3.4 in 2012; $3.4 in 2011	314.2	296.3
Inventories	226.0	198.0
Finished products	101.0	82.4
Products in process	7.5	8.6
Raw materials	117.5	107.0
Taxes receivable on income	6.8	18.5
Future income tax benefits	5.7	8.7
Restricted cash	33.2	34.4
Guaranteed notes receivable	43.3	40.0
Other current assets	55.0	52.4

Total current assets	816.6	750.7

Facilities, less accumulated depreciation	368.7	357.4
Goodwill	373.1	363.9
Long-term future income tax benefits	62.1	58.8
Investments in unconsolidated joint ventures	18.0	16.5
Intangible assets, net	37.7	35.6
Other assets	41.1	40.3

Total Assets	$1,717.3	$1,623.2

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$20.3	$26.2
Accounts payable	168.6	137.8
Accrued payroll	110.8	108.1
Current portion of warranties	46.6	42.3
Indemnification liabilities	11.4	11.2
Income tax liabilities	5.1	4.9
Other accrued liabilities	125.4	121.1

Total current liabilities	488.2	451.6

Long-term debt	52.0	52.0
Post-retirement benefits	357.1	348.6
Deferred tax liabilities	28.0	25.8
Long-term income tax liabilities	52.1	67.0
Other liabilities	38.5	42.4

Total Liabilities	1,015.9	987.4

Total Equity	701.4	635.8

Total Liabilities & Equity	$1,717.3	$1,623.2

WABCO HOLDINGS INC.

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(Amounts in millions)	2012	2011

Operating activities:
Net income	$92.0	$118.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16.7	16.9
Amortization of intangibles	2.7	3.2
Equity in earnings of unconsolidated joint ventures, net of dividends received	(1.4)	(2.5)
Non-cash stock compensation	3.6	3.3
Deferred income tax provision/benefit	(1.4)	(9.8)
Loss on sale or disposal of property, plant & equipment	0.1	0.3
Indemnification settlements	—	(23.1)
Changes in assets and liabilities:
Accounts receivable, net	(13.0)	(54.9)
Inventories	(24.5)	(31.6)
Accounts payable	28.6	20.9
Other accrued liabilities and taxes	3.4	28.4
Other current and long-term assets	6.1	8.1
Other long-term liabilities	(18.6)	(6.5)

Net cash provided by operating activities	94.3	71.0

Investing activities:
Purchases of property, plant and equipment	(16.7)	(12.6)
Investments in capitalized software	(2.2)	(1.8)

Net cash used in investing activities	(18.9)	(14.4)

Financing activities:
Net repayments of revolving credit facilities	—	(54.6)
Borrowings of short-term debt	(6.4)	5.9
Dividends to noncontrolling interest holders	(1.4)	(1.8)
Proceeds from exercise of stock options	8.9	16.7
Purchases of treasury stock	(48.6)	—

Net cash used in financing activities:	(47.5)	(33.8)

Effect of exchange rate changes on cash and cash equivalents	2.1	2.6

Net decrease in cash and cash equivalents	30.0	25.4
Cash and cash equivalents at beginning of period	102.4	67.1

Cash and cash equivalents at end of period	$132.4	$92.5

WABCO HOLDINGS INC.

Q1 2012 Data Supplement Sheet (Unaudited)

	Quarter Ended March 31,

	2012	% of Sales/	2011	% of Sales/	Chg vs.	% Chg vs.
(Amounts in millions, except per share data)		Adj Sales		Adj Sales	2011	2011
Sales
Reported	$657.3		$678.2		$(20.9)	-3.1%
Foreign exchange translational effects	24.2		—		24.2

Adjusted Sales	$681.5		$678.2		$3.3	0.5%

Gross Profit
Reported	$196.1	29.8%	$196.3	28.9%	$(0.2)	-0.1%
Streamlining costs	0.0		1.1		(1.1)
Separation costs	0.2		0.3		(0.1)

Performance Gross Profit	$196.3	29.9%	$197.7	29.2%	$(1.4)	-0.7%

Foreign exchange translational effects	7.9		—		7.9

Adjusted Gross Profit	$204.2	30.0%	$197.7	29.2%	$6.5	3.3%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$106.6	16.2%	$108.2	16.0%	$(1.6)	-1.5%
Streamlining costs	(1.2)		—		(1.2)
Separation costs	(0.4)		(0.7)		0.3
UK pension adjustment	—		—		—

Performance Selling, Administrative, Product Engineering Expenses and Other	$105.0	16.0%	$107.5	15.9%	$(2.5)	-2.3%

Foreign exchange translational effects	4.0		—		4.0

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$109.0	16.0%	$107.5	15.9%	$1.5	1.4%

Operating Income
Reported	$89.5	13.6%	$88.1	13.0%	$1.4	1.6%
Streamlining costs	1.2		1.1		0.1
Separation costs	0.6		1.0		(0.4)
UK pension adjustment	—		—		—

Performance Operating Income	$91.3	13.9%	$90.2	13.3%	1.1	1.2%

Foreign exchange translational effects	3.9		—		3.9

Adjusted Operating Income	$95.2	14.0%	$90.2	13.3%	$5.0	5.5%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$89.5		$88.1		$1.4
Equity in Income of Unconsolidated Joint Venture	4.9		4.7		0.2
Other non-operating expenses, net	(0.7)		(0.3)		(0.4)
Indemnification and Other settlements	—		23.1		(23.1)
Net income attributable to noncontrolling interest	(2.8)		(3.6)		0.8

EBIT	$90.9	13.8%	$112.0	16.5%	$(21.1)	-18.8%

Streamlining costs	1.2		1.1		0.1
Separation costs	0.9		(21.5)		22.4

Performance EBIT (Earnings Before Interest and Taxes)	$93.0	14.1%	$91.6	13.5%	$1.4	1.5%

Foreign exchange translational effects	3.6		—		3.6

Adjusted EBIT (Earnings Before Interest and Taxes)	$96.6	14.2%	$91.6	13.5%	$5.0	5.5%

Pre-Tax Income
EBIT	$90.9		$112.0		$(21.1)
Interest (expense)/income, net	(0.3)		(0.5)		0.2

Pre-Tax Income	$90.6		$111.5		$(20.9)

Streamlining costs	1.2		1.1		0.1
Separation costs	0.9		(21.5)		22.4

Performance Pre-Tax Income	$92.7		$91.1		$1.6

Tax rate on a performance basis	16.5%		15.5%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$89.2		$114.7		$(25.5)
Streamlining cost, net of tax	1.1		1.1		—
Tax items	(13.6)		(17.0)		3.4
Separation costs, net of tax and separation related taxes	0.7		(21.8)		22.5

Performance Net Income Attributable to Company	$77.4		$77.0		$0.4

Performance Net Income Attributable to Company per Diluted Common Share	$1.17		$1.12

Common Shares Outstanding - Diluted	66.4		69.0

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

	Three Months Ended March 31,
(Amounts in millions)	2012	2011

Net Cash Provided by Operating Activities	$94.3	$71.0

Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(18.9)	(14.4)

Free Cash Flow	$75.4	$56.6

Less: Streamlining & separation payments	$(3.4)	$(4.7)

Free Cash Flow excluding streamlining & separation payments	$78.8	$61.3

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2012 Guidance

(Unaudited)

(Amounts in millions, except per share data)
Full Year 2012 Guidance

Operating Income

Reported Operating Income Margin	12.3% - 13.3%
Streamlining cost, impact to margin	0.4%
Separation costs, impact to margin	0.1%

Performance Operating Income Margin	12.8% - 13.8%

Net Income Attributable to Company

Reported Net Income Attributable to Company	$283.2 - $315.9
Streamlining cost, net of tax	8.0
Tax items	(12.6)
Separation costs, net of tax and separation related taxes	3.1

Performance Net Income Attributable to Company	$281.7 - $314.4

Reported Net Income Attributable to Company per Diluted Common Share	$4.32 - $4.82

Performance Net Income Attributable to Company per Diluted Common Share	$4.30 - $4.80

Diluted common shares outstanding	~65.5

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.